EXHIBIT 10.13

HARVARD APPARATUS REGENERATIVE TECHNOLOGY, INC.

2013 EQUITY INCENTIVE PLAN

DEFERRED STOCK AWARD AGREEMENT

Name of Grantee:	__________________

No. of Restricted Stock Units:	__________________

Grant Date:	__________________

Pursuant to the Harvard Apparatus Regenerative Technology, Inc. 2013 Equity Incentive Plan, as amended through the date hereof (the “Plan”), Harvard Apparatus Regenerative Technology, Inc. (the “Company”) hereby grants the number of Restricted Stock Units (“RSUs”) specified above (the “Award”) to the Grantee named above, subject to the terms of the Plan and this Award Agreement. The Award represents a promise to pay to the Grantee one share of Common Stock, par value $0.01 per share (the “Stock”) of the Company for each RSU, subject to the restrictions and conditions set forth herein and in the Plan.

1.    Restrictions.

(a)    No Voting Rights and Dividends. Until such time as the RSUs are paid to the Grantee in shares of Stock, the Grantee shall have no voting rights and no rights to any dividends or other distributions with respect to the RSUs.

(b)    Restrictions on Transfer. The RSUs granted pursuant to this Agreement may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of prior to vesting.

2.    Vesting of Restricted Stock Units.

(a)    Form of Payment. Subject to the Grantee being [_employed by OR a director of_] the Company or its Subsidiaries on each vesting date, the restrictions and conditions in Paragraph 1 of this Agreement with respect to such RSU shall lapse, and such RSU shall become payable to the Grantee in the amount of the shares of Stock and on the relevant vesting date specified below:

Vesting Date	Cumulative Vesting Amount

________________	________________

________________	________________

________________	________________

(b)    The Grantee’s rights to all RSUs granted herein and not yet vested in accordance with the provisions of Paragraph 2(a) shall automatically terminate upon the Grantee’s [_termination of employment OR ceasing to be a Director_], voluntarily or involuntarily, [_with OR of_] the Company and its Subsidiaries for any reason (including death).

(c)    Notwithstanding anything to the contrary in this Agreement, to the extent the Grantee is a party to another agreement or arrangement with the Company that provides accelerated vesting of RSUs or all equity awards in general in the event of certain types of termination, a change of control of the Company or any other applicable vesting-related events, the accelerated terms of such other agreement or arrangement shall control.

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3.    Receipt of Stock Upon Vesting. Upon the vesting of the RSUs as provided in Paragraph 2(a), the Grantee shall receive one share of Stock for each RSU vested. Shares of Stock acquired pursuant to this Award shall be issued and delivered to the Grantee either in actual stock certificates or by electronic book entry, subject to tax withholding as provided in Paragraph 6 below.

4.    Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein. In the case of any conflict between the terms of this Agreement and the Plan, the provisions of the Plan shall control.

5.    Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

6.    Tax Withholding. Unless the Grantee elects to satisfy the tax withholding obligation in a timely manner by making the payments or related arrangements in accordance with Section 14(a) of the Plan (including, without limitation, payments made from such Grantee’s compensation or other cash payments otherwise due him or her from the Company or by paying the Company directly by a separate check), the tax withholding obligation shall be satisfied by the Company withholding, from shares of Stock to be issued to the Grantee hereunder, such number of the Grantee’s shares having an aggregate fair market value equal to the required minimum amount of the tax withholding then due with respect to such Grantee.

7.    Dividend Equivalents.

(a)    If on any date the Company shall pay any cash dividend on shares of Stock of the Company, the number of RSUs credited to the Grantee shall, as of such date, be increased by an amount determined by the following formula:

W = (X multiplied by Y) divided by Z, where:

W = the number of additional RSUs to be credited to the Grantee on such dividend payment date;

X = the aggregate number of vested RSUs credited to the Grantee as of the record date of the dividend;

Y = the cash dividend per share amount; and

Z = the Fair Market Value per share of Stock (as determined under the Plan) on the dividend payment date.

(b)    In the case of a dividend paid on Stock in the form of Stock, including without limitation a distribution of Stock by reason of a stock dividend, stock split or otherwise, the number of RSUs credited to the Grantee shall be increased by a number equal to the product of (i) the aggregate number of RSUs that have been awarded to the Grantee through the related dividend record date, and (ii) the number of shares of Stock (including any fraction thereof) payable as dividend on one share of Stock. Any additional RSUs shall be subject to the vesting and restrictions of this Agreement in the same manner and for so long as the RSUs granted pursuant to this Agreement to which they relate remain subject to such vesting and restrictions, and shall be promptly forfeited to the Company if and when such RSUs are so forfeited.

8.    No Obligation to Continue Employment or Service. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment or other service with the Company or any Subsidiary and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment or service of the Grantee at any time.

9.    Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

Harvard Apparatus Regenerative Technology, Inc.

By:
Name:
Title:

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The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

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______________________________	________________________________

Grantee’s Signature	Dated

Grantee’s name and address:

______________________________

______________________________

______________________________

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